UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2022

FB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 300

Nashville, Tennessee 37201

(Address of principal executive offices) (Zip Code)

(615) 564-1212

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On August 2, 2022, FB Financial Corporation (the “Company”) issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Reference is hereby made to Item 5.02 of the Current Report on Form 8-K that the Company filed with the U.S. Securities and Exchange Commission on June 8, 2022 which reported, among other things, that Tennessee Governor Bill Lee appointed Mr. Stuart C. McWhorter as the commissioner for the Tennessee Department of Economic and Community Development, effective July 11, 2022, and that Mr. McWhorter plans to step down as Chairman and as a member of the Boards of Directors (the “Boards”) of the Company and its wholly owned subsidiary, FirstBank, effective July 31, 2022.

In respect of Mr. McWhorter’s impending resignation, on July 28, 2022, the Boards elected Mr. William F. Carpenter III as Chairman of the Boards, effective July 31, 2022. Mr. Carpenter has served as a member of the Boards since January 2020.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By:	/s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary

Date: August 2, 2022